Exhibit B-49

BY-LAWS

OF

WALDBAUM, INC.

(a New York Corporation)

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be in the Town of Islip, the County of Suffolk and the State of New York.

Section 2. Other Offices. The Corporation may also have offices at such other place or places within or without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held at the principal office of the Corporation or at such other place within or without the State of New York as may be determined by the Board of Directors on such date and at such time as the Board of Directors may fix, provided that such date shall not be less than eleven nor more than thirteen months after the date of the last annual meeting.

Section 2. Special Meetings. Special meetings of the shareholders shall be held at the principal office of the Corporation in the State of New York, or at such other place within or without the State of New York as may be designated in the notice of said meeting, upon call of the President or by resolution of the Board of Directors, and shall be called by the President or the Secretary at the request in writing of the holders of record of the shares of capital stock of the Corporation entitled to cast at least one-third of the votes for directors at the time of such request.

Section 3. Notice of Meetings. Written notice of the date, place and hour of every meeting of shareholders shall be given by the President or the Secretary either personally or by mail or by any other lawful means of communication not less than ten nor more than fifty days before the meeting to each shareholder entitled to vote at such meeting. Notice of a special meeting shall state the purpose or purposes for which it is called and indicate that it is being issued by or at the direction of the person or persons calling the meeting. If mailed, such notice shall be directed to each shareholder at his address as it appears on the record of shareholders unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Except where otherwise required by law, notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given.

Section 4. Waivers of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 5. Quorum. A quorum of all meetings of shareholders shall consist of the holders of the shares of capital stock of the Corporation entitled to cast a majority of votes for directors at the time of the meeting, present in person or by proxy, except as otherwise provided by law or by the Certificate of Incorporation.

In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 6. Organization. Meetings of the shareholders shall be presided over by the Chairman, or if he is not present, by the President, or if neither the Chairman nor the President is present, by a Vice President. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the meeting shall choose a person present to act as secretary of the meeting, such choice to be made by the shareholders who are entitled to cast a majority of votes for directors which may be cast by the shareholders who are present in person or by proxy at the meeting.

Section 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, at every meeting of the shareholders each shareholder of record entitled to vote at such meeting shall have one vote in person or by proxy for each share of capital stock having voting rights held by him and registered in his name on the books of the Corporation as of the record date for such meeting. Any vote of shares of capital stock of the Corporation may be given by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing which is subscribed by such shareholder or by his duly authorized attorney-in-fact, meets all other legal requirements, and is delivered to the secretary of the meeting. Except as otherwise required by law, by the Certificate of Incorporation or these By-Laws, directors shall be elected by a plurality of votes cast at a meeting of shareholders at which a quorum is present and all other matters coming before any meeting of the shareholders shall be decided by a majority of the votes cast at such meeting. Voting on any matter may but need not be by ballot.

Section 8. Inspectors of Election. In elections of directors, or in any other case in which inspectors of election may act, one or more inspectors may be appointed by the chairman of the meeting. Each inspector of election shall take and subscribe an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality, and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election in fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1. Powers, Number, Qualification, Term. The business of the Corporation shall be managed by its Board of Directors, consisting of not less than three and not more than fifteen persons. The exact number of directors shall be fixed from time to time by action of a majority of the entire Board. All directors shall be at least eighteen years of age. Directors shall be elected at the annual meeting of shareholders by plurality vote and shall be elected to serve until the next annual meeting and until their successors have been elected and qualified.

Section 2. Quorum, Action. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business or any specified item of business. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. The vote of a majority of the directors present at the time of a vote, if a quorum is present at such time, shall be the act of the Board of Directors, except as otherwise specifically provided in these By-Laws. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 3. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any other reason except the removal of directors by the shareholders may be filled by vote of the Board of Directors. If the number then in office is less than a quorum, such newly created directorships or vacancies may be filled by vote of a majority of the directors then in office. Vacancies occurring in the Board of Directors by reason of the removal of directors by the shareholders may be filled only by vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

Section 4. Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or outside the State of New York as may be specified in the notice of meeting. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors, and special meetings may be held at any time upon the call of the President or any two directors by oral, telegraphic or written notice of the time and place of the meeting duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders. Notice need not be given of regular meetings of the Board of Directors when fixed by the Board as above set forth. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at the commencement thereof, the lack of notice to him.

Section 5. Removal of Directors. Any or all of the directors may be removed for cause or without cause by vote of the shareholders.

Section 6. Committees of the Board. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution designating it, shall have all the authority of the Board of Directors except to the extent prohibited by statute. The presence of a majority of the members of a committee shall constitute a quorum for that committee to act, and the act of a majority of the members of such a committee shall be the act of that committee. Any such committee may meet at stated times or on notice of the time and place of such meeting. Notice of a committee meeting need not be given to any member of that committee who submits a signed waiver of notice, whether before or after the committee meeting, or who attends the meeting without protesting, prior thereto or at the commencement thereof, the lack of notice to him. Members of each committee shall serve at the pleasure of the Board of Directors and may be removed, with or without cause, by action of the Board of Directors. Committees shall have such names as may be determined from time to time by the Board of Directors.

Section 7. Compensation of Directors. The Board of Directors shall have authority to fix compensation of directors for services in any capacity.

Section 8. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any such committee thereof consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall include a Chairman, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer. Any two or more offices may be held by the same person except the offices of President and Secretary. From time to time the Board of Directors may elect such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Such other officers shall have such duties and hold their offices for such terms as may be prescribed by the Board of Directors.

Section 2. Term and Removal. Except as herein otherwise provided, all officers shall be elected to hold office until the meeting of the Board of Directors following the next annual meeting of shareholders. Each officer shall hold office for the term for which he is elected and until his successor has been elected and qualified. Any officer may be removed by the Board of Directors with or without cause. A vacancy in any office arising from any cause may be filled by the Board of Directors.

Section 3. Chairman. The Chairman shall act as Chairman of the Board of Directors and shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 4. President. The President shall be the chief executive officer of the Corporation and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 5. Vice President. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors or the President,

Section 6. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of the funds of the Corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 7. Secretary. The Secretary shall keep in appropriate books the minutes of all meetings of the Board of Directors, of each committee thereof, and of the shareholders. He shall give all notices required for meetings of shareholders, the Board of Directors, and committees of the Board. He shall be custodian of the records and the seal of the Corporation. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 8. Voting Corporation’s Securities. Unless otherwise ordered by the Board of Directors, the President or a Vice President or the Secretary shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which as the owners thereof the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

Section 9. Divisional Officers. In the event the President designates divisions of the Corporation, the President may appoint such divisional officers as he may deem necessary or desirable. Divisional officers shall serve at the pleasure of the President and may be removed from office at any time, either with or without cause, by the President. A divisional officer shall not be an officer of the Corporation by virtue of his position as such divisional officer, provided, however, that nothing contained herein shall preclude an officer of the Corporation from serving as a divisional officer if so appointed. Divisional officers shall perform such duties as shall be assigned to them from time to time by the President but may not execute any deed, lease or other conveyance or transfer of real property, note or other evidence of indebtedness or mortgage or other security for indebtedness unless specifically authorized by the President or the Board of Directors.

ARTICLE V

INDEMNIFICATION

Section 1. Right to Indemnification. To the full extent authorized by law, now or hereafter enacted, the Corporation shall indemnify any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other entity in any capacity at the request of the Corporation.

Section 2. Indemnification Insurance. To the full extent authorized by law, now or hereafter enacted, the Corporation may purchase and maintain insurance for the indemnification of (a) directors, officers and employees of the Corporation, whether or not the Corporation might otherwise indemnify them, and (b) the Corporation for any obligation which it may incur as a result of the indemnification of directors, officers and employees of the Corporation.

ARTICLE VI

SHARES OF STOCK

Section 1. Form of Certificates. The shares of capital stock of the Corporation shall be represented by certificates in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. The signature of such transfer agent may be a facsimile if the certificate is manually registered by such a registrar. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2. Transfers. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 5 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and on the payment of all taxes due thereon together with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

Section 3. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

Section 4. Lost, Destroyed, Stolen or Mutilated Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, destroyed, stolen or mutilated and the Board of Directors may require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representative, to give the Corporation a bond or indemnity sufficient to indemnify the Corporation against any claim that may be made against it on account of such alleged lost, destroyed, stolen or mutilated certificate or any such new certificate issued in place thereof. The Board of Directors shall have the right from time to time to prescribe such rules and procedures as it shall deem advisable with regard to lost, destroyed, stolen or mutilated certificates and the issuance of new shares of capital stock of the Corporation in place thereof.

Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of capital stock to bear the manual or facsimile signature or signatures of any of them.

ARTICLE VII

CONTRACTS WITH OFFICERS AND DIRECTORS

No contract or other transaction between the Corporation and any other firm or corporation shall be affected, impaired or invalidated by reason of the fact that any one or more of the directors or officers of the Corporation is or are interested in, or is a member, shareholder, director, or officer or are members, shareholders, directors or officers of such other firm or corporation, and any director or directors or officer or officers, severally or jointly, may be a party or parties to, or may be interested in, any contract or transaction of the Corporation or in which the Corporation is interested, and no contract, act or transaction of this Corporation with any person, firm, association or corporation shall be affected, impaired or invalidated by reason of the fact that any director or directors or officer or officers of this Corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with or interested in such person, firm, association or corporation. Each and every person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise result from thus contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be interested.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE IX

CORPORATE SEAL

The corporate seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation and the words, “Corporate Seal, New York”.

ARTICLE X

AMENDMENTS

These By-Laws may be amended or repealed or additional By–Laws adopted by the Board of Directors by the vote of a majority of the directors present at a meeting at which a quorum is present. These By–Laws, and any amendments thereto and new By-Laws adopted by the Board of Directors may be amended or repealed or additional By–Laws adopted by the shareholders entitled to vote thereon.

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